United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2007
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or organization)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)
2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     This Report amends the Current Report on Form 8-K filed July 24, 2007 (the “Prior Form 8-K”) of Manhattan Associates, Inc. (the “Company”). In the Prior Form 8-K, the Company reported its entry into a modification (the “Modification”), on July 19, 2007, to the Executive Employment Agreement by and between the Company and Peter F. Sinisgalli dated February 25, 2004. Through an inadvertent typographical error, the summary of the terms and conditions of the Modification in the Prior Form 8-K reported the exercise price of certain options to purchase Company Common Stock granted under the Modification to Mr. Sinisgalli, the Company’s President and Chief Executive Officer, as $25.52 per share. In fact, the actual exercise price established by the Modification was $28.52 per share. With the exception of this correction, the rest of the summary of the terms and conditions of the Modification in the Prior Form 8-K is incorporated by reference herein.
     The summary of the terms and conditions of the Modification in the Prior Form 8-K, as amended by this Current Report on Form 8-K, is qualified in its entirety by the reference to the full text of the Modification, which was filed as Exhibit 10.1 to the Prior Form 8-K, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Modification dated July 19, 2007 by and between the Company and Peter F. Sinisgalli to the Executive Employment Agreement dated February 25, 2004 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 24, 2007 (Commission File No. 0-23999)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: July 25, 2007